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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form S-8 into the Company's previously filed Registration Statement File No. 33-75908.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
March 25, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS